Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 of MetaWorks Platforms, Inc. (fka CurrencyWorks Inc.) of our report dated April 15, 2022, relating to our audit of the December 31, 2021 consolidated financial statements of MetaWorks Platforms, Inc. (fka CurrencyWorks Inc.).

We also consent to the reference to our firm under the caption “Experts and Counsel” in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

April 27, 2023